Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com
XILINX REPORTS THIRD CONSECUTIVE QUARTER OF RECORD SALES;
OPERATING MARGIN REACHES 35%
SAN JOSE, CA, JULY 21, 2010 — Xilinx, Inc. (Nasdaq: XLNX) today announced first quarter fiscal 2011 sales of $594.7 million, up 12% sequentially and up 58% from the first quarter of the prior fiscal year. First quarter fiscal 2011 net income was $158.6 million, or $0.58 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.16 per outstanding share of common stock, payable on September 1, 2010 to all stockholders of record at the close of business on August 11, 2010.
Additional first quarter comparisons are represented in the charts below:
GAAP Results
(In millions, except EPS)

	Q1	Q4	Q1	Growth Rates
	FY 2011	FY 2010	FY 2010	Q-T-Q	Y-T-Y
Net revenues	$594.7	$529.0	$376.2	12%	58%
Operating income	$208.0	$156.1	$57.4	33%	263%
Net income	$158.6	$148.5	$38.0	7%	317%
Diluted earnings per share	$0.58	$0.54	$0.14	7%	314%
The June quarter marked the third consecutive quarter of record sales for Xilinx. New Product sales were led by strong growth from the Virtex-6 and Virtex-5 FPGA families. These product families are experiencing success in a wide variety of applications including Long Term Evolution (LTE) wireless networks, next generation broadcast video-on-demand systems, high performance computer systems and high resolution imaging systems.
“It was an exceptional quarter on a number of fronts,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “In addition to record sales, operating income increased 33% sequentially to $208 million, a new milestone for Xilinx. Operating margin of 35% in the June quarter is up from 30% in the prior quarter and up from 15% in the same quarter a year ago. Our improved profitability is a result of robust sales in addition to continued fiscal discipline.” Gavrielov continued, “I believe Xilinx is embarking upon an extraordinary new product cycle enabled by the strong design win momentum from our Virtex-6 and Spartan-6 families as well as the recent announcement of our 7 series FPGAs.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2011	FY 2010	FY 2010	Q-T-Q	Y-T-Y
North America	32%	33%	35%	12%	48%
Asia Pacific	34%	35%	37%	11%	46%
Europe	26%	24%	20%	19%	103%
Japan	8%	8%	8%	1%	42%
Net Revenues by End Market:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2011	FY 2010	FY 2010	Q-T-Q	Y-T-Y
Communications	47%	47%	49%	12%	53%
Industrial & Other	32%	30%	31%	21%	64%
Consumer & Automotive	15%	15%	14%	8%	67%
Data Processing	6%	8%	6%	-12%	54%
Net Revenues by Product:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2011	FY 2010	FY 2010	Q-T-Q	Y-T-Y
New	39%	36%	25%	23%	148%
Mainstream	30%	31%	36%	9%	33%
Base	27%	28%	34%	4%	22%
Support	4%	5%	5%	3%	33%
Products are classified as follows:
New Products: Virtex-6, Virtex-5, Spartan-6, Spartan-3A and Spartan-3E product families Mainstream Products: Virtex-4, Spartan-3, Spartan-II and CoolRunner™-II product families Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 product families Support Products: Configuration products, HardWire, Software & Support/Services
Key Statistics:
(Dollars in millions)

	Q1	Q4	Q1
	FY 2011	FY 2010	FY 2010

Annual Return on Equity (%)*	32	18	8

Operating Cash Flow	$107	$104	$147

Depreciation Expense	$12	$12	$13

Capital Expenditures	$18	$11	$5

Combined Inventory Days	80	79	78

Revenue Turns (%)	53	56	57

*	Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights — First Quarter Fiscal 2011
•	Xilinx introduced its 7 series FPGAs, the industry’s first FPGAs that reduce total power consumption by 50% and offer industry-leading capacity of up to two million logic cells on the only unified architecture that scales across low-cost to ultra high-end families. The new 28nm Artix™-7, Kintex™-7 and Virtex™-7 families combine breakthrough innovations in power efficiency, system performance and design productivity to make programmable logic more accessible to a broader community of users, end markets and applications.
•	Industrial and Other sales increased 21% sequentially in the June quarter reaching a new corporate record. Sales from this category have more than doubled in the past five years as customers are increasingly using PLDs to satisfy their silicon needs in myriad applications such as industrial networking, medical imaging, video surveillance and signal intelligence for defense applications.

Business Outlook — September Quarter Fiscal 2011
•	Sales are expected to be up 3% to 7% sequentially.
•	Gross margin is expected to be approximately 65% plus or minus one percentage point.
•	Operating expenses are expected to be approximately $185 million.
•	Other income and expense is expected to be a net expense of approximately $4 million.
•	Fully diluted share count is expected to be approximately 264 million.
•	September quarter tax rate is expected to be approximately 22%.
Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the first quarter financial results and management’s outlook for the September quarter. The webcast and subsequent replay will be available in the investor relations section of the Company’s web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 642-1687 and referencing confirmation code 81542321. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the September quarter for fiscal 2011. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, the ability of our foundry suppliers to deliver sufficient wafer volumes in a timely manner, the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, the ability of the Company to generate cost and operating expense savings in an efficient and timely fashion, the ability of our customers to manage their inventories, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Form 10-K.
About Xilinx
Xilinx is the world’s leading provider of programmable platforms. For more information, visit www.xilinx.com.
Xilinx, the Xilinx logo, Virtex, Spartan, ISE, and other brands designated herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
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XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	July 3,	April 3,	June 27,
	2010	2010	2009
Net revenues	$594,737	$529,020	$376,235
Cost of revenues	208,176	185,484	143,822

Gross margin	386,561	343,536	232,413

Operating expenses:
Research and development	94,484	94,240	83,233
Selling, general and administrative	84,058	90,346	73,556
Amortization of acquisition-related intangibles	—	—	2,493
Restructuring charges	—	2,847	15,771

Total operating expenses	178,542	187,433	175,053

Operating income	208,019	156,103	57,360
Impairment loss on investments	—	(764)	—
Interest and other income (expense), net	(5,130)	6,655	(10,910)

Income before income taxes	202,889	161,994	46,450
Provision for income taxes	44,302	13,462	8,444

Net income	$158,587	$148,532	$38,006

Net income per common share:
Basic	$0.58	$0.54	$0.14

Diluted	$0.58	$0.54	$0.14

Cash dividends declared per common share	$0.16	$0.16	$0.14

Shares used in per share calculations:
Basic	272,097	274,686	275,523

Diluted	275,541	277,290	276,258

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 3,	April 3,
	2010	2010
	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,543,665	$1,386,605
Accounts receivable, net	355,406	262,735
Inventories	151,630	130,628
Deferred tax assets and other current assets	171,471	127,098

Total current assets	2,222,172	1,907,066
Net property, plant and equipment	371,954	365,878
Long-term investments	580,386	582,202
Other assets	298,492	329,172

Total Assets	$3,473,004	$3,184,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$298,885	$277,029
Deferred income on shipments to distributors	74,207	80,132

Total current liabilities	373,092	357,161
Convertible debentures	849,505	354,798
Deferred tax liabilities	322,664	294,149
Other long-term liabilities	60,620	57,740

Stockholders’ equity	1,867,123	2,120,470

Total Liabilities and Stockholders’ Equity	$3,473,004	$3,184,318

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended
	July 3,	April 3,	June 27,
	2010	2010	2009

SELECTED CASH FLOW INFORMATION:
Depreciation	$12,191	$12,248	$13,009
Amortization	1,743	3,105	5,307
Stock-based compensation	15,120	15,471	13,729
Net cash provided by operating activities	107,084	103,870	146,967
Purchases of property, plant and equipment	18,267	10,612	4,714
Payment of dividends to stockholders	43,817	44,031	38,574
Repurchases of common stock	433,333	124,997	—
Proceeds from issuance of common stock to employees and excess (reduction of) tax benefit	3,775	50,389	(16,056)

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,267	$1,501	$1,115
Research and development	7,204	7,276	5,996
Selling, general and administrative	6,649	6,694	5,673
Restructuring charges	—	—	945